Exhibit 10.20

AMENDMENT NO. 1 TO MASTER SERVICES AGREEMENT

THIS MASTER SERVICES AGREEMENT AMENDMENT NO. 1 (the “Amendment”) is entered into effective April 26th, 2018 by and between Semnur Pharmaceuticals, Inc., having a principal place of business at 301 N. Whisman Rd, Suite 100, Mountain View, CA 94043, Mountain View, California 94 U.S.A., and (“Semnur”), and Lifecore Biomedical, LLC, located at 3515 Lyman Blvd., Chaska, MN 55318 (“Lifecore”) (sometimes referred to herein individually as, a “Party,” and collectively as, the “Parties”).

RECITALS

WHEREAS, Semnur and Lifecore agreed and executed a Master Services Agreement, effective January 27, 2017 (the “Agreement”), under which Lifecore has been providing various development and clinical trial manufacturing services for Semnur; and

WHEREAS, Semnur and Lifecore wish to amend the term of the Agreement as Lifecore continues to provide such services, and to make other specified changes; and

WHEREAS, the Parties have agreed to modify and amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, the Parties agree as follows:

1.	Subsection 7.1 of the Agreement (“Term; Renewal”)

Subsection 7.1 is amended by replacing the words, “the earlier of (i) completion of the services in Exhibit B, or (ii) December 31, 2020” with the words, “December 31, 2022.”

2.	Section 13 (“Notices”)

Section 13 is amended by substituting the following Semnur address for the one listed in Section 13: “301 N. Whisman Rd, Suite 100, Mountain View, CA 94043.”

3.	Terms of the Clinical Agreement

Other than the terms of Sections 1 through 2 of this Amendment, noted above, the terms of the Agreement shall continue to apply in full force and effect.

IN WITNESS WHEREOF, the undersigned have entered into this Amendment as of the date first set forth above.

SEMNUR PHARMACEUTICALS, INC.

By:	/s/ Suketu Desai, Ph.D.
Name:	Suketu Desai, Ph.D.
Title:	CTO

LIFECORE BIOMEDICAL, LLC

By:	/s/ Richard Sitarz
Name:	Richard Sitarz
Title:	V.P. of Comm. Dev.